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                                                                    EXHIBIT 23.7

[LETTER HEAD OF RYDER SCOTT COMPANY]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve reports dated as of December 31, 2000, and December 31, 2001 and to all references to our firm included in or made a part of the Mission Resources Corporation's Form 10-K to be filed with the Securities and Exchange Commission on or about March 25, 2003, and to the incorporation by reference thereof into Mission Resources Corporation's previously filed Registration Statements on Form S-8 (File Nos. 333-63562, 333-54798, 333-57827, 333-27707 and 33-91326).


                                             /s/ Ryder Scott Company, L.P.

                                             RYDER SCOTT COMPANY, L.P.

Houston, Texas
April 4, 2003